Exhibit 10.21(r)

AMENDMENT NO. 7 TO
SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 7 to Second Amended and Restated Receivables Purchase Agreement (this “Amendment”) is dated as of May 22, 2015,  among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), each of the entities party hereto identified as a “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), each of the entities party hereto identified as a “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”), amending the Second Amended and Restated Receivables Purchase Agreement, dated as of August 26, 2010, as amended by Amendment No. 1 thereto, dated as of December 28, 2010, Amendment No. 2 thereto, dated as of August 25, 2011, Amendment No. 3 thereto, dated as of March 7, 2012, Amendment No. 4 thereto, dated as of August 23, 2012, Amendment No. 5 thereto, dated as of August 22, 2013, and Amendment No. 6 thereto, dated as of August 21, 2014, each among the Seller Parties, the Financial Institutions party thereto, the Companies party thereto, and the Agent (the “Original Agreement,” and as further amended, modified or supplemented from time to time, the “Receivables Purchase Agreement”).

RECITALS

The parties hereto are the current parties to the Original Agreement and they now desire to amend the Original Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions Used Herein.   Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Original Agreement.

Section 2. Amendment. Subject to the terms and conditions set forth herein, the Original Agreement is hereby amended as follows:
(a) Section 5.1(p) of the Original Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

“Such Seller Party is not, and is not controlled by, an “investment company” registered or required to be registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”).  In determining that it is not a “covered

Amendment No. 7 to

Avnet Receivables Purchase Agreement

fund” under the Volcker Rule, although other exemptions or exclusions under the Investment Company Act may apply, the Seller relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.”

(b) Section 7.1(p) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(p)General Ledger and Certain Receivables.  Such Seller Party shall maintain its consolidated general accounting ledger such that all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest arising in connection with the sale of merchandise or the rendering of services by Originator and sold to Seller are recorded as part of general ledger category “company code 0100” or “company code 1001”; provided however, that from and after December 28, 2010 indebtedness or other obligations owed to Originator or in which Originator has a security interest or other interest arising in connection with the sale of merchandise or the rendering of services by the business previously conducted by businesses acquired by Originator in an Excluded Acquisition shall not be recorded as part of general ledger category “company code 0100” or “company code 1001” until such time, if any, as such indebtedness or other obligations are originated, serviced and collected in a manner substantially similar to the Receivables.”

(c) Section 12.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Section 12.3Security Interests.  Notwithstanding any other provision of this Agreement to the contrary, (i) any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Company Costs) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank and (ii) any Company may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Company Costs) under this Agreement to a collateral trustee in order to comply with Rule 3a-7 under the Investment Company Act, in each case without notice to or consent of any Seller Party, the Agent or any other Purchaser;  provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.”

(d) Section 13.5(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(b)Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or the Companies by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them, (iii) by the Agent or any Purchaser to any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Company or any entity organized for the purpose of purchasing, or making loans secured by, financial

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assets for which the Agent or any Financial Institution acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, (iv) by each Purchaser (or any administrative agent on its behalf), to a nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction) or in accordance with any good faith interpretation thereof,  and (v) by any Company (or any administrative agent on its behalf) to any collateral trustee appointed by such Company to comply with Rule 3a-7 under the Investment Company Act,  provided such collateral trustee is subject to a confidentiality agreement regarding such information with restrictions on disclosure that are comparable to those contained in this Agreement.  The Agent or the Purchaser, as applicable, will make reasonable efforts to enter into a confidentiality agreement, reasonably acceptable to the Servicer, with each rating agency hired by such Person and to which it is disclosing information pursuant to clause (iii) or (iv) above; provided, that the absence of such a confidentiality agreement shall not be construed to prohibit the Agent or any Purchaser from making disclosures to any rating agency as may be required by applicable law, rule or regulation (including, for this purpose, any requirements of Rule 17g-5 or any good faith interpretation thereof).  In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) or otherwise with the consent of the applicable Seller Party or Seller Parties.  Except as provided in this clause (b) above, the Agent, JPM Chase, as a Purchaser, and the other Purchasers shall maintain and shall cause each of its employees and officers to maintain the confidentiality of any confidential or proprietary information with respect to the Seller Parties obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein.”

(e) The definition of “Contract” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.”

(f) The definition of “Eligible Receivable” in Exhibit I to the Original Agreement is hereby amended by deleting clause (ix) thereof and replacing it with the following:

“(ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of merchandise or the provision of services by Originator,”

(g) The definition of “Excluded Receivable” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Excluded Receivable” means all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of merchandise or the rendering of services by Originator and further includes, without

Amendment No. 7 to

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limitation, the obligation to pay any Finance Charges with respect thereto, which, in any case:

(i) Sirius Computer Solutions, Inc. is the account debtor and such indebtedness or other obligation originated after May 22, 2015; or

(ii) both (a) arises in connection with the sale of merchandise or the rendering of services by the business previously conducted by any businesses acquired by Originator in an Excluded Acquisition and (b) is not recorded or maintained in Avnet’s consolidated general ledger accounting records as part of general ledger category “company code 0100” or “company code 1001” (other than any Receivables previously coded under “company code 0100” or “company code 1001” that have been coded under any other category without the Agent’s prior written consent).

Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Excluded Receivable separate from an Excluded Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Excluded Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.”

(h) The definition of “Receivable” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Receivable” means all indebtedness and other obligations owed to Seller or Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement, the Original Agreement, the Existing Agreement or hereunder) or in which Seller or Originator has a security interest or other interest (including,  without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible), arising in connection with the sale of merchandise or the rendering of services by Originator, and further includes,  without limitation, the obligation to pay any Finance Charges with respect thereto; provided, that ‘Receivable’ shall not include any Excluded Receivable.  Indebtedness and other rights and obligations arising from any one transaction, including,  without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.”

(i) The definition of “Related Security” in Exhibit I to the Original Agreement is hereby amended by deleting clause (i) thereof and replacing it with the following:

“(i)  all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by Originator gave rise to such Receivable (including as a result of related financing arrangements), and all insurance contracts with respect thereto,”

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Avnet Receivables Purchase Agreement

(j) Schedule C to the Original Agreement is hereby deleted in its entirety and replaced by Schedule C attached hereto.

Section 3. Limited Waiver.  With respect to Other Servicer Collected Funds owed by Sirius Computer Solutions, Inc. (“Sirius Other Collections”), the covenant in Section 7.1(o) of the Receivables Purchase Agreement is hereby waived until the date that is 90 days following the date hereof; provided, that each Seller Party shall cause such Sirius Other Collections to be eliminated from, and prevent such Sirius Other Collections from being deposited, credited or otherwise funded to, any and all Collection Accounts by the end of such 90-day period.

Section 4. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:
(a) Amendment. The Agent and each Seller Party shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b) Representations and Warranties.  As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of each Seller Party contained in the Original Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such); it being understood that any specific occurrence or occurrences constituting breaches of any representation or warranty, to the extent waived in writing by the Financial Institutions and the Companies, ceased to constitute any such breach (solely with respect to such specific occurrence or occurrences) from and after the date of such waiver.

(c) No Amortization Event or Potential Amortization Event.  As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such); it being understood that any specific occurrence or occurrences constituting Amortization Events or Potential Amortization Events, to the extent waived in writing by the Financial Institutions and the Companies, ceased to constitute Amortization Events or Potential Amortization Events (solely with respect to such specific occurrence or occurrences) from and after the date of such waiver.

Section 5. Miscellaneous.

(a) Effect; Ratification.  The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Original Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which the Agent, any Company or Financial Institution (or any of their respective assigns) may now have or may have in the future under or in connection with the Receivables Purchase Agreement, as amended hereby, or any other instrument or agreement referred to therein.  Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Original Agreement or to the “Receivables Purchase Agreement” shall mean the Original Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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Avnet Receivables Purchase Agreement

(b) Transaction Documents.  This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Costs, Fees and Expenses.  Seller agrees to reimburse the Agent and each Purchaser and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Agent).

(d) Counterparts.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e) Severability.  Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f) GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

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Avnet Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION,
as Seller
By:	/s/ Kevin Moriarty
Name:	Kevin Moriarty
Title:	President

AVNET, INC.,
as Servicer
By:	/s/ Erin Lewin
Name:	Erin Lewin
Title:	Senior Vice President and General Counsel

Amendment No. 7 to

Avnet Receivables Purchase Agreement

Commitment: $153,000,000	CHARIOT FUNDING LLC,
as a Company and as a Financial Institution

	By:	JPMorgan Chase Bank, N.A.,
its Attorney-in-Fact

	By:	/s/John Kuhns
	Name:	John Kuhns
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A.,
as Agent
	By:	/s/John Kuhns
	Name:	John Kuhns
	Title:	Executive Director

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Avnet Receivables Purchase Agreement

LIBERTY STREET FUNDING LLC,
as a Company

	By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

Commitment: $153,000,000	THE BANK OF NOVA SCOTIA,
as a Financial Institution

	By:	/s/ Winston Lua
	Name:	Winston Lua
	Title:	Director

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Avnet Receivables Purchase Agreement

VICTORY RECEIVABLES CORPORATION,
as a Company

	By:	/s/ David V. DeAngelis
	Name:	David V. DeAngelis
	Title:	Vice President

Commitment: $127,500,000	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH, as a Financial Institution

	By:	/s/ Matthew Antioco
	Name:	Matthew Antioco
	Title:	Vice President

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Avnet Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Company

	By:	/s/ Robyn Reeher
	Name:	Robyn Reeher
	Title:	Vice President

Commitment: $125,000,000	PNC BANK, NATIONAL ASSOCIATION,
as a Financial Institution

	By:	/s/ Robyn Reeher
	Name:	Robyn Reeher
	Title:	Vice President

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Avnet Receivables Purchase Agreement

BRANCH BANKING AND TRUST COMPANY,
as a Company

	By:	/s/ Janet L. Wheeler
	Name:	Janet L. Wheeler
	Title:	Vice President

Commitment: $75,000,000	BRANCH BANKING AND TRUST COMPANY,
as a Financial Institution

	By:	/s/ Janet L. Wheeler
	Name:	Janet L. Wheeler
	Title:	Vice President

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Avnet Receivables Purchase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Company

	By:	/s/ Eero Maki
	Name:	Eero Maki
	Title:	Senior Vice President

Commitment: $150,000,000	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Financial Institution

	By:	/s/ Eero Maki
	Name:	Eero Maki
	Title:	Senior Vice President

Amendment No. 7 to

Avnet Receivables Purchase Agreement

Manhattan Asset Funding
Company LLC, as a Company

	By:	MAF Receivables Corp., its member
	By:	/s/ Irina Khaimova
	Name:	Irina Khaimova
	Title:	Vice President

SMBC NIKKO SECURITIES AMERICA, INC.,
as agent for the SMBC Company

	By:	/s/ Naoya Miyagaki
	Name:	Naoya Miyagaki
	Title:	President

Commitment: $127,500,000	Sumitomo Mitsui Banking Corporation, as a Financial Institution

	By:	/s/ David W. Kee
	Name:	David W. Kee
	Title:	Managing Director

Amendment No. 7 to

Avnet Receivables Purchase Agreement

SCHEDULE C

COMPUTATION OF CP COSTS

With respect to the Purchaser Interest of the Companies on any day, the CP Costs on such day shall equal the sum of Company Costs for each Company as of such day, where “Company Costs” has the meaning specified below.

“Company Costs” means, with respect to Purchaser Interests of the Companies,:

a.For any Purchaser Interest purchased by the Bank One Company, for any day, an amount equal to (i) the product of (A) the Daily/90 Day LIBOR Rate in respect of such day, and (B) the aggregate Capital associated with each Purchaser Interest that shall have been funded by the Bank One Company with the issuance of Commercial Paper, divided by (ii) 360.  “Daily/90 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the ninety  (90) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London;  provided,  however, that if the Daily/90 Day LIBOR Rate as determined herein would be less than zero percent (0.00%) on any day, for purposes of this Agreement, such rate shall be deemed to be zero percent (0.00%)  for such day.  In the event that such rate is not available on any day at such time for any reason, then the “Daily/90 Day LIBOR Rate” for such day shall be the rate at which ninety (90) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; and if the Agent is for any reason unable to determine the Daily/90 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/90 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, the Daily/90 Day LIBOR Rate for such day shall be the Alternative Base Rate.

b.For any Purchaser Interest purchased by the Scotia Company, for any day, the per annum rate equivalent to the “weighted average cost” (as defined below) related to the issuance of Commercial Paper that is allocated, in whole or in part, to fund the Capital of such Purchaser Interest (and which may also be allocated in part to the funding of other assets of the Scotia Company); provided,  however, that if any component of such rate is a discount rate in calculating the Company Costs for the Capital of such Purchaser Interest for such date, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.  For the purposes of this paragraph (b), the “weighted average cost” shall consist of (x) the actual interest rate paid to purchasers of Commercial Paper issued by the Scotia Company, (y) the costs associated with the issuance of such Commercial Paper (including dealer fees and commissions to placement agents), and (z) interest on other borrowing or funding sources by the Scotia Company, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.  For each Settlement Period, the Scotia Company shall calculate its aggregate Company Costs for such Settlement Period and report such Company Costs to the Agent pursuant to Section 3.3 of this Agreement.

c.For any Purchaser Interest purchased by the SMBC Company, for any day, the sum of (i) discount or yield accrued on Pooled Commercial Paper (as defined below) on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable

Schedule C-1

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purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of broken funding costs related to the prepayment of any purchaser interest of the SMBC Company pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper.  In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the SMBC Company (or by the SMBC Company’s agent on its behalf) in its sole discretion to result in incrementally higher Company Costs with respect to the SMBC Company applicable to such Incremental Purchase by the SMBC Company, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by the SMBC Company in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional Company Costs applicable only to such special pool and charged each day during such period against such Capital.  Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Company Costs with respect to the SMBC Company each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the SMBC Company and funded substantially with Pooled Commercial Paper.  For the purposes of this paragraph (d), “Pooled Commercial Paper” means Commercial Paper notes of the SMBC Company subject to any particular pooling arrangement by the SMBC Company, but excluding Commercial Paper issued by the SMBC Company for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by the SMBC Company.  For each Settlement Period, the SMBC Company shall calculate its aggregate Company Costs for such Settlement Period and report such Company Costs to the Agent pursuant to Section 3.3 of this Agreement.

d.For any Purchaser Interest purchased by the BTMU Company, for any day, the sum of (i) discount or yield accrued on Pooled Commercial Paper (as defined below) on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of broken funding costs related to the prepayment of any purchaser interest of the BTMU Company pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper.  In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the BTMU Company (or by the BTMU Company’s agent on its behalf) in its sole discretion to result in incrementally higher Company Costs with respect to the BTMU Company applicable to such Incremental Purchase by the BTMU Company, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by the BTMU Company in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional Company Costs applicable only to such special pool and charged each day during such period against such Capital.  Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Company Costs with respect to the BTMU Company each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the BTMU Company and funded substantially with Pooled Commercial Paper.  For the purposes of this paragraph (e), “Pooled Commercial Paper” means Commercial Paper notes of the BTMU Company subject to any particular pooling arrangement by the BTMU Company, but excluding Commercial Paper issued by the BTMU Company for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by the BTMU Company.  For each Settlement Period, the BTMU Company shall calculate its aggregate Company Costs for such Settlement Period and report such Company Costs to the Agent pursuant to Section 3.3 of this Agreement.

Schedule C-2

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Amendment No. 7 to

Avnet Receivables Purchase Agreement

e.For any Purchaser Interest purchased by the PNC Company or the WFB Company for any day, an amount equal to (i) the product of (A) the Daily/30 Day LIBOR Rate in respect of such day, and (B) the aggregate Capital associated with each Purchaser Interest that shall have been funded by the PNC Company or the WFB Company, as applicable, divided by (ii) 360.  “Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by PNC or WFB, as applicable, from another recognized source for interbank quotation), in each case, changing when and as such rate changes;  provided,  however, that if the Daily/30 Day LIBOR Rate as determined herein would be less than zero percent (0.00%) on any day, for purposes of this Agreement, such rate shall be deemed to be zero percent (0.00%)  for such day.

f.For any Purchaser Interest purchased by the BB&T Company, for any day, an amount equal to (i) the product of (A) Daily/30 Day LIBOR Rate in respect of such day, and (B) the aggregate Capital associated with each Purchaser Interest that shall have been funded by the BB&T Company, divided by (ii) 360.  “Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the one-month Eurodollar rate for U.S. dollar deposits as reported on the display designated as Reuters Screen LIBOR01 Page (or such other successor page as may replace Reuters Screen LIBOR01 Page or such other service or services as may be nominated by ICE Benchmark Administration Limited for the purpose of displaying London interbank offered rates for U.S.  dollar deposits), as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day in London, then the immediately preceding Business Day in London (or if not so reported, then as determined by BB&T from another recognized source for interbank quotation), in each case, changing when and as such rate changes;  provided,  however, that if the Daily/30 Day LIBOR Rate as determined herein would be less than zero percent (0.00%) on any day, for purposes of this Agreement, such rate shall be deemed to be zero percent (0.00%)  for such day.  If BB&T is for any reason unable to determine the Daily/30 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/30 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, the Daily/30 Day LIBOR Rate for such day shall be the Alternate Base Rate.

Schedule C-3

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